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                                                                   Exhibit 23.02

               Consent of Ernst & Young LLP, Independent Auditors

We consent to the reference to our firm under the captions "Experts" and "Selected Financial Data" and to the use of our reports dated:

  January 28, 2000, except as to matters discussed under "restatement for reverse stock split and adjustment for accretion on preferred stock" in
     Note 2 as to which the date is October 13, 2000 with respect to DoveBid, Inc.
  March 3, 2000, with respect to AccuVal Associates, Incorporated and
     LiquiTec Industries, Incorporated
  March 8, 2000, with respect to Greenwich Industrial Services, LLC
  March 2, 2000, with respect to Haltek Electronics dba Test Lab
  March 7, 2000, with respect to Philip Pollack & Co., Inc.
  August 4, 2000, with respect to Norman Levy Associates, Inc. and subsidiaries all in the Registration Statement (Form S-1, No. 333-43488) and related Prospectus of DoveBid, Inc. for the registration of shares of its common stock.

                                          /s/ Ernst & Young LLP

December 7, 2000
San Francisco, CA